Exhibit 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Jerome E. Ball, Chief Executive Officer of Forward Industries, Inc. (”Forward”), and Douglas W. Sabra, Chief Financial Officer of Forward, do each certify pursuant to 18 U.S.C. §1350 that, to the best of their knowledge:

  Forward’s quarterly report on Form 10-Q for the three months ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forward.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 1st day of August 2007.

/s/ JEROME E. BALL

Jerome E. Ball

Chief Executive Officer

(Principal Executive Officer)

/s/ DOUGLAS W. SABRA

Douglas W. Sabra

Chief Financial Officer

(Principal Financial and Accounting Officer)